UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2017

WILLIAMS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-34831	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Common Unit Issuance Agreement

On January 9, 2017, Williams Partners L.P. (the “Partnership”) entered into a Common Unit Issuance Agreement (the “Common Unit Issuance Agreement”) with its general partner WPZ GP LLC (the “General Partner”) providing for the issuance by the Partnership to the General Partner of (i) 289,000,000 common units (the “WPZ Interest Restructuring Common Units”) representing limited partner interests in the Partnership (the “Common Units”) in consideration for (a) the General Partner’s permanent waiver of any and all obligations of the Partnership and rights of the General Partner and its affiliates under the Partnership’s First Amended and Restated Agreement of Limited Partnership, dated as of August 3, 2010, as amended (the “Partnership Agreement”) with respect to the Incentive Distribution Rights (as defined in the Partnership Agreement) (the “IDR Waiver”) and (b) the conversion of the General Partner Interest (as defined in the Partnership Agreement) into a non-economic general partner interest in the Partnership (such conversion, the “WPZ General Partner Interest Recapitalization”) and (ii) 277,117 Common Units (the “Cash Purchase Common Units”) in consideration for the General Partner’s contribution to the Partnership of cash in an amount equal to $10,000,000.

The foregoing description of the Common Unit Issuance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Common Unit Purchase Agreement

On January 9, 2017, the Partnership entered into a Common Unit Purchase Agreement (the “Common Unit Purchase Agreement”) with The Williams Companies, Inc. (“Williams”) and Williams’ wholly owned subsidiary Williams Gas Pipeline Company, LLC (“WGP”), pursuant to which WGP agreed to purchase 51,047,349 Common Units from the Partnership (such Common Units, the “Williams Issuance Common Units”) for an aggregate purchase price of $1,842,087,500, or $36.08586 per Common Unit, using the net proceeds from Williams’ previously announced underwritten public offering of common stock (the “Williams Equity Offering”). The Williams Equity Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Williams Equity Offering and the issuance of the Williams Issuance Common Units pursuant to the Common Unit Purchase Agreement are each expected to close on January 13, 2017. If the underwriters in the Williams Equity Offering exercise their 30-day option to purchase additional shares of Williams common stock in full, it is expected that Williams will purchase 7,659,181 additional Williams Issuance Common Units for an additional aggregate purchase price of $276,388,125.

Pursuant to the terms of the Common Unit Purchase Agreement, the purchase price to be paid by Williams for the Williams Issuance Common Units will be increased by (i) the aggregate distributions paid by the Partnership on the Williams Issuance Common Units with respect to the fourth quarter of 2016 and (ii) the product of (a) the aggregate distributions paid by the Partnership on the Williams Issuance Common Units with respect to the first quarter of 2017 multiplied by (b) a fraction, (1) the numerator of which is the number of days commencing with January 1, 2017 and ending on the date the Williams Issuance Common Units are issued and (2) the denominator of which is 90. The foregoing amount will be paid by WGP on the date of the applicable distribution.

The foregoing description of the Common Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The descriptions set forth in Item 1.01 hereof are incorporated into this Item 3.02 by reference. The WPZ Interest Restructuring Common Units and the Cash Purchase Common Units were issued, and the Williams Issuance Common Units will be issued, in private placement transactions in reliance on Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving a public offering.

Item 3.03.	Material Modifications to Rights of Security Holders.

Concurrently with the issuance of the WPZ Interest Restructuring Common Units and the Cash Purchase Common Units pursuant to the terms of the Common Unit Issuance Agreement, the Partnership entered into Amendment No. 8 to the Partnership Agreement (the “Partnership Agreement Amendment”) to, among other matters, effect the IDR Waiver and the WPZ General Partner Interest Recapitalization. In addition, the Partnership Agreement Amendment increased the percentage of the Partnership’s Limited Partner Interests (as defined in the Partnership Agreement) that must be owned by the General Partner and its affiliates in order to permit the General Partner (or its affiliates) to acquire the Limited Partner Interests held by persons other than the General Partner and its affiliates pursuant to the terms set forth in the Partnership Agreement from 80% to 85%. The Partnership Agreement Amendment became effective on January 9, 2017.

The foregoing description of the Partnership Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The descriptions set forth in Item 1.01 and Item 3.03 hereof with respect to the IDR Waiver, the WPZ General Partner Interest Capitalization and the Partnership Agreement Amendment are incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment No. 8 to the First Amended and Restated Agreement of Limited Partnership of Williams Partners L.P.

10.1	Common Unit Issuance Agreement, dated January 9, 2017

10.2	Common Unit Purchase Agreement, dated January 9, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC,
its General Partner

By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Assistant Secretary

DATED: January 10, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 8 to the First Amended and Restated Agreement of Limited Partnership of Williams Partners L.P.

10.1	Common Unit Issuance Agreement, dated January 9, 2017

10.2	Common Unit Purchase Agreement, dated January 9, 2017